Ex. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statement No. 333‐263268, 333‐252534 and 333‐251158 on Form S‐8 of our report dated March 6, 2023, relating to the financial statements of Seer, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
San Francisco, California
March 6, 2023